UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

(205) 940-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2006 Saks Incorporated (the “Company”) and Julia A. Bentley, the Company’s Senior Vice President-Investor Relations and Communications (the “Executive”), entered into an Employment Agreement dated September 15, 2006 (the “Employment Agreement”).

The following is a brief description of the terms and conditions of the Employment Agreement that are material to the Company: (1) the Employment Agreement has no term; (2) base salary of not less than $279,195 per year; (3) the Executive is eligible for a yearly cash bonus, which at the target level is 20% of base salary; (4) the Company may terminate the Employment Agreement at any time without cause and the Executive may terminate the Employment Agreement for good reason, in either case upon ten-days’ prior written notice to the other; (5) “good reason” is defined as (i) mandatory relocation of the Executive’s principal place of employment from the Alcoa, Tennessee area, or (ii) the failure of any successor to the Company, after a change in control, to agree to perform unconditionally the obligations of the Company under the Employment Agreement; (6) to receive severance benefits the Executive must sign and deliver to the Company a written release in form and substance reasonably satisfactory to the Company; (7) if the Company terminates the Executive’s employment without cause, or if the Executive terminates the Executive’s employment for good reason, and the termination occurs prior to, and not in anticipation of, a change in control, the Company will pay the Executive a severance amount equal to one times the Executive’s base salary; (8) if the Company terminates the Executive’s employment without cause, or if the Executive terminates the Executive’s employment for good reason, and the termination occurs in anticipation of, or on or after, a change in control, the Company will pay the Executive a severance amount equal to two times the Executive’s base salary; (9) if termination of the Executive’s employment without cause or for good reason occurs, the Executive is entitled to participate at the Company’s expense in the Company’s health plans with family coverage for two years from the date of termination (at the Company’s election with respect to the last six months of the two-year period, the Company may pay the Executive a lump sum amount sufficient to enable the Executive to obtain comparable health-plan coverage for the six-month period); (10) if the Company terminates the Employment Agreement without cause the Executive will be entitled to a severance payment under the Company’s 2000 Change of Control and Material Transaction Severance Plan if that plan provides for a larger severance payment and if the Executive waives the Executive’s rights to a severance payment under the Employment Agreement; (11) if the Executive violates the Employment Agreement’s non-solicitation/non-competition requirements the Company’s obligation to make a severance payment will terminate; (12) if the Executive’s employment terminates due to the Executive’s death, the Executive’s estate will be entitled to the benefits provided by the Company’s benefit plans; (13) if the Executive becomes disabled, the Executive’s employment will continue for a period of 12 months and the Executive will continue to receive during such period all payments and benefits provided by the Employment Agreement, including payments and benefits payable upon termination of the Executive’s employment, less all disability payments received pursuant to the Company’s disability plans, and if the Executive’s disability continues after the end of the 12-month period, the Company may terminate the Executive’s employment for disability and the Executive will be entitled to the benefits provided by the Company’s benefit plans (but no severance payment or benefit); (14)

the Company may terminate the Employment Agreement for cause in which event no base salary, bonus, or severance payment will be paid to the Executive following termination; (15) for purposes of the Employment Agreement, “cause” means (i) conviction of the Executive for, or the Executive’s plea of guilty or nolo contendere with respect to, a felony or any crime involving moral turpitude, fraud, or embezzlement that discredits the Company or is detrimental to the reputation or goodwill of the Company, (ii) commission of any material act of fraud or dishonesty by the Executive against the Company or commission of an immoral or unethical act that materially reflects negatively on the Company, if first the Executive is provided with written notice of the claim and with an opportunity to contest it before the Human Resources and Compensation Committee of the Board of Directors (the “Committee”), (iii) the Executive’s violation of the Company’s Code of Business Conduct and Ethics, which violation the Executive knows or reasonably should know could reasonably be expected to materially discredit the Company or be materially detrimental to the reputation or goodwill of the Company, if first the Executive is provided with written notice of the violation and with an opportunity to contest it before the Committee, or (iv) the Executive’s continual and material breach of the Executive’s obligations under the Employment Agreement to serve the Company diligently, as determined by the Committee after the Executive has been given written notice of the breach and a reasonable opportunity to cure the breach; (16) the Executive will maintain the confidentiality of the Company’s proprietary and confidential information; (17) for one year following termination the Executive will not engage in specified categories of associations with specified competitors, will not disparage the Company, and will not solicit any employee of the Company to leave that employment; (18) if the Executive brings an action to enforce the Executive’s rights under the Employment Agreement, the Company will reimburse the Executive for the Executive’s costs, including attorney’s fees, incurred, with interest thereon, provided that if such action includes a finding denying the Executive’s claims in total, the Executive will be required to reimburse the Company over a 12-month period; (19) the Executive will reasonably cooperate in good faith with the Company as and when requested by the Company with regard to all current and future internal and government inquiries and investigations, litigation and administrative agency proceedings, and other legal or accounting matters and, following termination of the Employment Agreement, the Company will reimburse the Executive for the Executive’s reasonable out-of-pocket expenses and, except in specified situations, pay the Executive $375 per hour for the Executive’s services; and (20) the Company may assign its obligations under the Employment Agreement to any acquirer of, or other successor to, all or substantially all of the business of the Company (whether direct or indirect, by purchase of assets or the Company’s common stock, merger, consolidation or otherwise) if the successor agrees to assume and perform unconditionally the Company’s obligations under the Employment Agreement.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

The Company and its Chairman of the Board, R. Brad Martin, are parties to an Amended and Restated Employment Agreement, dated December 8, 2004 (Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended October 30, 2004). The Amended and Restated

Employment Agreement provides that its term will end on October 1, 2008 but that the term will be extended each year for one additional year unless the Company or Mr. Martin gives the other notice that the term will not be extended. On September 15, 2006, the Company notified Mr. Martin that the term of the Amended and Restated Employment Agreement will not be extended for an additional year and will become fixed and end on October 1, 2008. As disclosed in the Company’s Current Report on Form 8-K dated January 6, 2006, Mr. Martin will continue to perform executive responsibilities for the Company during its 2006 fiscal year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits
99.1	Employment Agreement Between Saks Incorporated and Julia A. Bentley, dated September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: September 21, 2006	/s/ Charles J. Hansen
Executive Vice President and General Counsel